NEWS RELEASE

Innovative Card Technologies Receives Letter of
Non-Compliance with NASDAQ Listing Regulations

Los Angeles, CA - July 22, 2008 - Innovative Card Technologies, Inc. (“Company”) (NASDAQ: INVC), announced that it received a Nasdaq Staff Deficiency Letter on July 16, 2008 stating that the Company is not in compliance with NASDAQ listing requirements. Specifically, the market value of Company’s listed securities is below $35,000,000 as required for continued inclusion by Marketplace Rule 4310(c)(3)(B). The Company has until August 15, 2008 to regain compliance. If, at any time before August 15, 2008, the market value of the Company’s common stock is $35,000,000 (a per share price in excess of $1.23 based on the number of issued and outstanding shares as of the date of this press release) or more for a minimum of 10 consecutive business days, the Company will be in compliance with the Rule.

This release may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements included in this document are based upon information available to InCard as of the date hereof, and InCard has not assumed any duty to update these forward-looking statements to reflect events or circumstances after the date of this document. A discussion of various factors that could cause InCard’s actual results to differ materially from those expressed in such forward-looking statements is included in InCard's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-KSB, dated April 1, 2008, and amendments thereto.

INNOVATIVE CARD TECHNOLOGIES
US BANK TOWER • 633 WEST 5TH ST, SUITE 2600 • LOS ANGELES, CA • 90071
PHONE: 310.312.0700 • FAX: 213.223.2147 • WWW.INCARD.COM